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ASSIGNMENT AGREEMENT

WHEREAS:

A. Elvira Stinghi ("Stinghi"), of Via Nicola D'Auzzano, #79 Firenze, Italy has, pursuant to an agreement (the "Participation Agreement") dated July 4, 2001 with Olympic Resources (Arizona) Ltd. ("Olympic"), of 1599 - 999 West Hastings
Street, Vancouver, B.C. V6C 2W2, acquired a 12.5 overall interest in the Coalinga Nose Oil and Gas Prospect in Fresno County, State of California, U.S.A.;

B. Stinghi has agreed to assign 20% interest in the Participation Agreement being a 2.5 overall interest in the Coalinga Nose Oil and Gas Prospect to Delta Oil & Gas, Inc.

C.  Olympic  has  consented  to  the  assignment;

NOW THEREFORE in consideration of the covenants and agreements set out in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties), Stinghi and Delta Oil & Gas, Inc. hereby covenant and agree to the other as follows:

1. Stinghi hereby absolutely transfers, assigns and sets over to Delta Oil & Gas, Inc. 20% of her right, title and interest in, to and under the Participation Agreement, being a 2.5 overall interest in the Coaling Nose Oil and Gas Prospect.

2. Delta Oil & Gas Inc. hereby assumes and agrees to be bound by all the obligations of Stinghi under the Participation Agreement.

3. Delta Oil & Gas Inc. agrees to pay the sum of US$50,000.00 to Stinghi as consideration for this assignment upon execution of this agreement.

DATED the 27th day of June, 2001
                                       Delta Oil & Gas Inc.

/s/ Elvira Stinghi                     Per:  /s/ Pamela Starek
_____________________________          ___________________________
ELVIRA STINGHI

Olympic Resources (Arizona) Ltd. hereby consents to and acknowledges the assignment of a 20% interest (being a 2.5 overall interest), in the Participation Agreement of Elvira Stinghi to Delta Oil & Gas Inc.

DATED the 5th day of July, 2001

OLYMPIC RESOURCES (ARIZONA) LTD.

Per: /s/ Daryl Pollock
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